UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2024

PENGUIN SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-38102

Cayman Islands	98-1013909
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Walkers Corporate Limited
190 Elgin Avenue
George Town, Grand Cayman
Cayman Islands	KY1-9008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 623-1231

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which
Ordinary shares, $0.03 par value per share	PENG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed on July 16, 2024, Penguin Solutions, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with SK Telecom Co., Ltd. (“SKT”). On December 13, 2024, the Company consummated the transactions related to the Closing (as defined in the Purchase Agreement), including issuing and selling to Astra AI Infra LLC, a special purpose vehicle formed by SKT to consummate the Investment (the “SPV”), 200,000 convertible preferred shares, par value $0.03 per share, of the Company (the “CPS”), at a purchase price of $1,000 per share or an aggregate purchase price of $200 million (the “Investment”).

Certificate of Designation

On December 13, 2024, the Company executed and adopted a Certificate of Designation of Convertible Preferred Shares (the “Certificate of Designation”) that sets forth the terms, rights and obligations of the CPS.

Conversion

A holder of the CPS may convert such holder’s CPS into ordinary shares, par value $0.03 per share, of the Company (“Ordinary Shares”) at any time, provided that the CPS may, at the Company’s option, automatically be converted into Ordinary Shares on any date following the second anniversary of the Closing upon which the volume-weighted average price of the Ordinary Shares for any fifteen consecutive trading day period equals or exceeds 150% of the then-applicable conversion price. The CPS are convertible into Ordinary Shares at an initial conversion price of $32.80784 per Ordinary Share, subject to customary adjustment upon the occurrence of certain events (including share subdivision and consolidation, certain dividends and distributions, and any reclassification or share exchange) and a share issuance limitation.

Dividends

The CPS entitle the holder to receive dividends of six (6)% per annum, cumulative, and payable quarterly in-kind or in cash at the Company’s option, subject to certain conditions.

Liquidation Preference

In case of a Liquidation Trigger Event (as defined in the Certificate of Designation), each holder of the CPS will be entitled to receive, in preference to holders of the Ordinary Shares, the greater of (i) the original issue price plus accrued but unpaid dividends (whether or not declared) to the date of the applicable Liquidation Trigger Event to the extent such accrued but unpaid dividends are not compounded dividends as of such time and (ii) the amount such holder of the CPS would receive had such holder, immediately prior to such Liquidation Trigger Event, converted the CPS into Ordinary Shares.

Voting Rights

Except as specified under applicable law, each holder of the CPS will be entitled to vote or consent as a single class with the holders of Ordinary Shares on all matters submitted for a vote of or consent by holders of Ordinary Shares, such number of votes equal to the largest number of whole Ordinary Shares in which all CPS held of record by such holder could then be converted.

Director Designation Rights

SKT (through the SPV) is entitled to nominate one director if the total number of directors of the Company is eight or less, and two directors if the total number of directors of the Company is twelve or more, to be elected or appointed to the Board of Directors (the “Board”) of the Company (any such director, an “Investor Designee”). The right to nominate an Investor Designee continues until such time as SKT and its subsidiaries and affiliates (including the SPV) beneficially own less than five (5)% of the Ordinary Shares then issued and outstanding (calculated on a fully-diluted basis), directly or by holding the CPS.

Protection Provisions

Holders of the CPS are entitled to certain customary protective provisions.

Redemption Rights

The CPS will not be redeemable or repurchased upon the election of the holders of the CPS. The Company may repurchase the CPS in one installment upon notice to the holders of the CPS, provided that no such notice shall be sent until at least five (5) years after the date of the Closing.

Investor Agreement

In addition, on December 13, 2024, the Company and the SPV entered into an Investor Agreement (the “Investor Agreement”) providing for certain rights and restrictions relating to the Investment as described in the Current Report on Form 8-K filed on July 16, 2024.

The foregoing descriptions of the Certificate of Designation and the Investor Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Designation and the Investor Agreement, copies of which are filed herewith as Exhibit 3.1 and Exhibit 10.1, respectively, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Form 8-K regarding the Purchase Agreement and the Investment is incorporated herein by reference. The Company offered and sold the CPS in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Any Ordinary Shares issuable upon conversion of the CPS will be issued in reliance upon the exemption from registration in Section 3(a)(9) of the Securities Act. The Company relied and will rely on these exemptions from registration based in part on representations made by SKT in the Purchase Agreement.

Item 3.03.	Material Modifications to Rights of Security Holders.

The information contained in Item 1.01 of this Form 8-K regarding the Certificate of Designation is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2024, the Board increased the authorized size of the Board to nine members and pursuant to the Purchase Agreement and the Certificate of Designation, and upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Min Yong Ha, an executive officer of SKT, to the Board as the Investor Designee , effective immediately. Mr. Ha will serve as a Class II director, with an initial term expiring at the Company’s 2025 annual general meeting of shareholders and until his successor has been elected and qualified or until his earlier death, resignation, disqualification, retirement or removal. Except for the

Purchase Agreement, the Investor Agreement and the Certificate of Designation, Mr. Ha was not selected pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Ha and any director or executive officer of the Company, and except as described in this Current Report on Form 8-K, including the transactions between the Company and SKT (including the SPV) described in Item 1.01, Mr. Ha does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Ha, 54, has served as SKT’s Chief Development Officer since April 2022. Previously, Mr. Ha also served as the Chief Executive Officer of AI semiconductor companies and affiliates of SKT, SAPEON Inc. from July 2024 until November 2024 and SAPEON Korea Inc. from July 2024 until December 2024. Prior to his positions at SKT and its affiliates, Mr. Ha held various positions at SKT since January 2019, including as Vice President, Global Alliance until January 2020, Vice President, Corporate Planning until January 2021 and Vice President, Innovation Suite until April 2022. Mr. Ha also serves on the boards of several private companies, including SKT affiliates, Pacific Telecom, Inc., ID Quantique, and Rebellions Inc. Mr. Ha holds a B.A. in Economics from the University of Seoul and an M.B.A from Indiana University.

In connection with his appointment, Mr. Ha will enter into the Company’s standard form of indemnification agreement for officers and directors, the form of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A filed with the SEC on May 11, 2017.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 of this Form 8-K regarding the Certificate of Designation is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

To reflect the accounting impact of the Investment, the Company is updating its diluted earnings per share outlook for fiscal year 2025, which was previously provided on October 15, 2024. The updated diluted earnings per share outlook for fiscal year 2025 incorporates the non-cash effect of the CPS issued at Closing, the estimated future payments to holders of the CPS equal to six (6)% per annum, as described above, and the estimated interest income from the proceeds. The Company’s update to its diluted earnings per share outlook for fiscal year 2025 is solely a result of the Closing.

	Previous GAAP Outlook	Adjustments		Previous Non-GAAP Outlook
Diluted earnings per share	$0.30 +/- $0.20	$1.40	(A)(B)(C)(D)	$1.70 +/- $0.20

	Updated GAAP Outlook	Adjustments		Updated Non-GAAP Outlook
Diluted earnings per share	$0.10 +/- $0.20	$1.40	(A)(B)(C)(D)	$1.50 +/- $0.20

Non-GAAP adjustments (in millions)
(A) Share-based compensation and amortization of acquisition-related intangibles included in cost of sales	$31
(B) Share-based compensation and amortization of acquisition-related intangibles included in R&D and SG&A	48
(C) Other adjustments	12
(D) Estimated income tax effects	(12)

$79

On December 16, 2024, the Company issued a press release announcing the Closing, describing Mr. Ha’s appointment, and including its updated earnings per share outlook for fiscal year 2025. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Convertible Preferred Shares

10.1	Investor Agreement, dated December 13, 2024, by and between the Company and the SPV

99.1	Press release titled “Penguin Solutions Announces Closing of $200 Million Strategic Investment from SK Telecom” issued by the Company on December 16, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2024	Penguin Solutions, Inc.

	By:	/s/ Anne Kuykendall
Anne Kuykendall
Senior Vice President and Chief Legal Officer